Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement Nos. 333-276430 and 333-276597 on Form F-1 of our report dated April 12, 2023 relating to the combined financial statements of C3is Inc. Predecessor, appearing in the Annual Report on Form 20-F of C3is Inc. for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Certified Public Accountants S.A

Athens, Greece

December 15, 2025